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                                                                    Exhibit 10.7


                          TOTALLY RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT

         THIS TOTALLY RESTATED AND AMENDED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered effective as of January 1, 2003 by and between Vestin Group, Inc., a Delaware corporation (the "Corporation"), and Lance Bradford (the "Executive") with reference to the following facts:

                                   WITNESSETH:

         WHEREAS, the Corporation previously entered into an employment agreement (the "Initial Employment Agreement") with Executive; and

         WHEREAS, the Corporation desires to totally amend and restate the Initial Employment Agreement in order to retain the services of the Executive and to maximize the period of his continued availability; and

         WHEREAS, the Corporation desires to enter into the Agreement with Executive as is more fully set forth herein.

         NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Employment. The Corporation hereby agrees to, and does hereby, employ the Executive and Executive hereby accepts employment with the Corporation on the terms and conditions set forth in this Agreement (the "Agreement").

         2. Term. The term of this Agreement shall commence on January 1, 2003, and shall continue for a period of five (5) years until December 31, 2008 (the "Term"). After the initial five (5) year Term, this Agreement shall continue for successive one (1) year periods unless either party hereto shall notify the other in writing at least thirty (30) days prior to the end of the Term of their intention of not renewing the same.

         3.       Duties and Services.

                  a. The Corporation and the Executive hereby agree that, subject to the provisions of this Agreement, the Corporation will employ the Executive and the Executive will serve the Corporation as President during the Term.

                  b. Executive agrees during the term of this Agreement not to usurp a corporate opportunity for his own financial gain. A corporate opportunity shall be defined as a business opportunity which the Corporation is financially able to undertake, is, from its nature, in the line of the

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                           Corporation's business and is one in which the
                           Corporation has an interest or a reasonable expectancy. Executive agrees that he shall offer a corporate opportunity to the Corporation. The Corporation shall have ten (10) days to either take the opportunity for itself or to reject the opportunity in which case Executive shall have the right to pursue such opportunity for himself. Failure to notify Executive within such ten (10) day period shall be deemed a rejection of the opportunity by the Corporation.

         4.       Compensation.

                  a. As salary during the Term, the Corporation shall pay the Executive, in accordance with its normal payroll, a minimum annual salary of Two Hundred Thousand Dollars ($200,000) such salary to be paid no less than semi-monthly during the Term. The Executive shall receive such additional salary as the Board of Directors of the Corporation may from time to time determine during the Term. Unless expressly agreed in writing by the parties hereto, no such additional compensation or benefits shall be deemed to modify or otherwise affect the terms or conditions of this Agreement. Notwithstanding the foregoing if Executive is terminated other than for Cause Executive shall be entitled to the lesser of six (6) months salary or the salary due for the remaining Term of this Agreement as severance as Executive's sole and exclusive rights pursuant to this Agreement. In the event Executive is terminated for Cause, this Agreement shall terminate and Executive shall be entitled to no compensation. Cause shall exist when and only when Executive (i) after receipt of written notification by the Board of Directors or the CEO has wilfully failed and continues to fail after such written notice for a period of thirty (30) days to substantially perform his duties (other than failure resulting from incapacity due to physical or mental illness), (ii) is convicted of a crime constituting a felony, or (iii) has been proven to be dishonest, has embezzled or has committed common law fraud ("for Cause").

                  b. Executive shall receive an automobile and living allowance in the amount of One Thousand Dollars ($l,000) per month during the Term.

         5. Other Benefits. During the Term the Executive shall receive all rights and benefits for which he is then eligible under any employee benefit plan or bonus plan which the Corporation generally provides for its employees.

         6. Death or Disability. In the event of the death of the Executive or the disability of the Executive, this Agreement shall immediately terminate and the Corporation shall pay to the Executive or his estate the greater of (i) six (6) month's salary or (ii) such amount as is otherwise

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set forth in a separate agreement concerning death and/or disability. Any such payment made pursuant to (i) above shall be paid in a single lump sum payment which payment shall be due and payable upon the sooner of (i) thirty (30) days of Executive's death or (ii) thirty (30) days after Executive is declared by his physician incapable of performing his duties as specified in this Agreement. The Corporation shall have the right to fund Executive's death and/or disability benefit through life insurance.

         7. Place of Performance. In connection with his employment by the Corporation during the Term, the Executive shall at all times be entitled to an office at the principal executive offices of the Corporation, located in Las Vegas, Nevada, or at such other office of the Corporation.

         8.       Outside Activities and Non-Competition.

                  a. Covenant Not to Compete. Executive recognizes that the Corporation's decision to enter into this Agreement is induced primarily because of the covenants and assurances made by Executive, that Executive's covenant not to compete is necessary to ensure the continuation of the business of the Corporation and the reputation of the Corporation, and that irrevocable harm and damage will be done to the Corporation if Executive competes with the Corporation. Therefore, Executive agrees that during the term of this Agreement and for a period of two
                           (2) years following termination of this Agreement, Executive shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or practice within the Practice Territory that is in competition in any manner whatsoever with the business of the Corporation without the written permission of the Corporation. The term "in competition in any manner whatsoever with the business of the Corporation" shall include but not be limited to engaging in the mortgage business in the Practice Territory. Practice Territory shall be defined as any area in which the Corporation has an office or conducts business. Executive agrees:

                           (i) If Executive should set up an office within the Practice Territory in competition with the business of the Corporation, it would cause economic harm and loss of goodwill to the Corporation resulting in immediate and irreparable loss, injuries, and damage to the Corporation.

                           (ii) Notwithstanding anything to the contrary in this Section 8, Executive is not prohibited from owning less than five percent (5%) of the equity of any publicly traded entity.

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                  b.       Enforcement. The Corporation and Executive further
                           agree that if any restriction in this Article is held by any court to be unenforceable or unreasonable, a lesser restriction will be enforced in its place and the remaining restrictions in this Agreement will be enforced independently of each other. In any action to enforce any provision of this Article 8, the court may award reasonable attorneys' fees, costs, and expenses to the prevailing party.

                  c. Survival. The provisions of this Article 8 shall survive the termination of this Agreement for two (2) years.

         9.       Confidentiality of Information.

                  a. Confidential Information. Executive agrees to keep confidential and not to use or to disclose to others during the term of this Agreement and for a period of ten (10) years thereafter, except as expressly consented to in writing by the Corporation or required by law, any secrets or confidential technology, proprietary information, patient lists, or trade secrets of the Corporation, or any matter or thing ascertained by Executive through Executive's affiliation with the Corporation, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of the Corporation, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of the Corporation. This restriction shall not apply to any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by Executive or Executive's affiliates, advisors, or representatives); (ii) is or becomes available to Executive on a nonconfidential basis from a source other than the Corporation or its affiliates, advisors, or representatives, provided that, at the time of disclosure to Executive, Executive is not aware that such source was bound by a confidentiality agreement with or other obligation of secrecy to the Corporation; or (iii) has already been or is hereafter independently acquired or developed by the Corporation; without violating any confidentiality agreement with or other obligation of secrecy to the Corporation.

                  b. Departure. Except as provided herein, should Executive leave the employment of the Corporation, Executive will neither take nor retain, without prior written authorization from the Corporation, any papers, client lists, fee books, client records, files, or other documents or copies thereof or other confidential information of any kind belonging to the Corporation pertaining to the Corporation's clients, business, sales, financial condition, or products. Without limiting other possible remedies to the Corporation for the breach of this covenant, Executive agrees that

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                           injunctive or other equitable relief shall be
                           available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. Executive further agrees that if any restriction contained in this paragraph is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.

                  c.       Exceptions.

                           (i) Executive shall not be prohibited from releasing any confidential or proprietary information to Executive's legal counsel or financial advisors, provided that Executive places such advisors under legal obligation not to disclose the confidential information.

                           (ii) It shall not be a breach of Executive's covenants under this Article 9 if a disclosure is made pursuant to a court order, a valid administrative agency subpoena, or a lawful request for information by an administrative agency. Executive shall give the Corporation prompt notice of any such court order, subpoena, or request for information.

         10. Notice. All Notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mail, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

                  If to Corporation at;         2901 El Camino
                                                Las Vegas, Nevada 89102

                  If to Executive at:

         12.      Miscellaneous.

                  a. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns. This Agreement may not be assigned by the Corporation without the prior written consent of the Executive. The obligations and duties of the Executive hereunder shall be personal and not assignable.

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                  b.       Whenever possible, each provision of this Agreement
                           shall be interpreted in such a neater as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement

                  c. For purposes of this Agreement an "affiliate" of a person shall include any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter directly or indirectly, controls, or is controlled by, or practices is under common control with such person.

                  d. Any waiver, alteration or modification of any term of this Agreement will be valid only if made in writing and signed by the parties hereto. Each party hereto from time to time may waive any of his or its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereunder.

                  e. Captions and paragraph heading used herein are for convenience only are not a part hereof and shall not be used in construing this Agreement.

                  f.. This Agreement constitutes the entire understanding and agreement of the parties, and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties relating to the employment of the Executive by the Corporation during the Term. All prior negotiations or agreements, if any, between the parties relating solely to the employment of the Executive by the Corporation during the Term are hereby superseded.

                  g. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

                  h. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

         12 Arbitration. Any controversy between the parties hereto, including the construction or application of any of the terms, covenants or conditions of this Agreement, shall on written request of one party served on the other be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitrator selected must be a member of the National Academy of Arbitrators and must have significant experience in arbitrating labor disputes. Further, the Arbitrator must be an attorney practicing labor law in the Southern California area. The cost of such arbitration shall be

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                  borne by the losing party or in such proportions as the
                  Arbitrator(s) shall decide. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

         13. The Executive's Employment. Nothing contained in this Agreement (i) obligates the Corporation or any subsidiary of the Corporation to employ the Executive in any capacity whatsoever, or (ii) prohibits or restricts the corporation (or any such subsidiary) from terminating the employment, if any, of the Executive at any time or for any reason whatsoever, with or without cause, subject to the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, this Agreement is effective as of the day and year first above written.

                                                    "EXECUTIVE"

                                                    /s/ LANCE BRADFORD
                                                    ----------------------------
                                                    Lance Bradford

                                                    VESTIN GROUP, INC.,
                                                    A DELAWARE CORPORATION

                                                    By:_________________________
                                                       Name:
                                                       Title: